As filed with the Securities and Exchange Commission on July 20, 2011

Registration No. 333-173022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 6

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUNCOKE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	3312	90-0640593
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1011 Warrenville Road, 6th Floor

Lisle, IL 60532

(630) 824-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Denise R. Cade, Esq.

Senior Vice President, General Counsel and Corporate Secretary

SunCoke Energy, Inc.

1011 Warrenville Road, 6th Floor

Lisle, IL 60532

(630) 824-1000

(630) 824-1001 (facsimile)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Stacy L. Fox, Esq.

Senior Vice President, General Counsel and Corporate Secretary

Sunoco, Inc.

1818 Market Street – Suite 1500

Philadelphia, Pennsylvania 19103

(215) 977-3000

(215) 977-3409 (facsimile)

David A. Katz, Esq. David K. Lam, Esq. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000 (212) 403-2000 (facsimile)	Joshua N. Korff, Esq. Michael Kim, Esq. Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800 (212) 446-4900 (facsimile)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☒	(Do not check if a smaller reporting company)	Smaller reporting company ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment is being filed solely for the purpose of filing Exhibits 10.28 and 10.32. No change is made to the prospectus constituting Part I of the Registration Statement or Items 13, 14, 15, 16(b) or 17 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) A list of exhibits filed with this registration statement on Form S-1 is set forth in the Exhibit Index and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lisle, State of Illinois, on the 20th day of July 2011.

SUNCOKE ENERGY, INC.

By:	/S/ FREDERICK A. HENDERSON
Name: Frederick A. Henderson
Title: Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Name and Title	Date

/S/ FREDERICK A. HENDERSON Frederick A. Henderson	Chief Executive Officer and Chairman (Principal Executive Officer)	July 20, 2011

* Mark E. Newman	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	July 20, 2011

* Fay West	Vice President and Controller (Principal Accounting Officer)	July 20, 2011

* Stacy L. Fox	Director	July 20, 2011

* Brian MacDonald	Director	July 20, 2011

* Charmian Uy	Director	July 20, 2011

* Dennis Zeleny	Director	July 20, 2011

*By:

/S/ FREDERICK A. HENDERSON Frederick A. Henderson	Attorney-in-fact for the persons indicated	July 20, 2011

II-4

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement*

1.2	Form of Exchange Agreement*

3.1	Amended and Restated Certificate of Incorporation of the Registrant*

3.2	Amended and Restated Bylaws of the Registrant*

4.1	Form of Common Stock Certificate of the Registrant*

5.1	Opinion of Wachtell, Lipton, Rosen & Katz*

10.1	Form of Separation and Distribution Agreement*

10.2	Form of Transition Services Agreement*

10.3	Form of Tax Sharing Agreement*

10.5	Form of Registration Rights Agreement*

10.6	SunCoke Energy, Inc. Senior Executive Incentive Plan*

10.7	SunCoke Energy, Inc. Long-Term Performance Enhancement Plan*

10.8	SunCoke Energy, Inc. Special Executive Severance Plan*

10.9	SunCoke Energy, Inc. Executive Involuntary Severance Plan*

10.10	Letter Agreement between Frederick A. Henderson and Sunoco, Inc., dated September 2, 2010*

10.11	Amendment No. 1 to Letter Agreement between Frederick A. Henderson and Sunoco, Inc. dated May 25, 2011*

10.12	Letter Agreement between Michael J. Thomson and Sunoco, Inc., dated September 2, 2010*

10.13	Letter Agreement between Fay West and SunCoke Energy, Inc., dated January 16, 2011*

10.14	Letter Agreement between Denise R. Cade and Sunoco, Inc., dated February 18, 2011*

10.15	Letter Agreement between Mark E. Newman and Sunoco, Inc., dated March 10, 2011*

10.16	Guaranty, Keep Well, and Indemnification Agreement*

10.17	Steam Supply and Purchase Agreement, between Haverhill North Coke Co. and Sunoco, Inc., effective January 1, 2011*

10.18	Amended and Restated Coke Supply Agreement, dated as of October 28, 2003, by and between Jewell Coke Company, L.P., ArcelorMittal Cleveland Inc. (f/k/a ISG Cleveland Inc.) and ArcelorMittal Indiana Harbor (f/k/a ISG Indiana Harbor Inc.) *†

10.19	Amendment No. 1 to Amended and Restated Coke Supply Agreement, dated as of December 5, 2003, by and between Jewell Coke Company, L.P., ArcelorMittal Cleveland Inc. (f/k/a ISG Cleveland Inc.) and ArcelorMittal Indiana Harbor (f/k/a ISG Indiana Harbor Inc.) *†

10.20	Letter Agreement, dated as of May 7, 2008, between ArcelorMittal USA Inc., Haverhill North Coke Company, Jewell Coke Company, L.P. and ISG Sparrows Point LLC, serving as (1) Amendment No. 2 to the Amended and Restated Coke Supply Agreement, by and between Jewell Coke Company, L.P., ArcelorMittal Cleveland Inc. (f/k/a ISG Cleveland Inc.) and ArcelorMittal Indiana Harbor (f/k/a ISG Indiana Harbor Inc.) and (2) Amendment No. 2 to the Coke Purchase Agreement, by and between Haverhill North Coke Company, ArcelorMittal Cleveland Inc. (f/k/a ISG Cleveland Inc.) and ArcelorMittal Indiana Harbor (f/k/a ISG Indiana Harbor Inc.)*†

10.21	Amendment No. 3 to Amended and Restated Coke Supply Agreement, dated as of January 26, 2011, by and between Jewell Coke Company, L.P., ArcelorMittal Cleveland Inc. (f/k/a ISG Cleveland Inc.) and ArcelorMittal Indiana Harbor (f/k/a ISG Indiana Harbor Inc.) *†

Exhibit Number	Description

10.22	Coke Purchase Agreement, dated as of October 28, 2003, by and between Haverhill North Coke Company, ArcelorMittal Cleveland Inc. (f/k/a ISG Cleveland Inc.) and ArcelorMittal Indiana Harbor (f/k/a ISG Indiana Harbor Inc.) *†

10.23	Amendment No. 1 to Coke Purchase Agreement, dated as of December 5, 2003, by and between Haverhill North Coke Company, ArcelorMittal Cleveland Inc. (f/k/a ISG Cleveland Inc.) and ArcelorMittal Indiana Harbor (f/k/a ISG Indiana Harbor Inc.)*

10.24	Reserved

10.25	Amendment No. 3 to Coke Purchase Agreement, dated as of May 8, 2008, by and between Haverhill North Coke Company, ArcelorMittal Cleveland Inc. (f/k/a ISG Cleveland Inc.) and ArcelorMittal Indiana Harbor (f/k/a ISG Indiana Harbor Inc.) *†

10.26	Amendment No. 4 to Coke Purchase Agreement, dated as of January 26, 2011, by and between Haverhill North Coke Company, ArcelorMittal Cleveland Inc. (f/k/a ISG Cleveland Inc.) and ArcelorMittal Indiana Harbor (f/k/a ISG Indiana Harbor Inc.) *†

10.27	Coke Purchase Agreement, dated as of August 31, 2009, by and between Haverhill North Coke Company and AK Steel Corporation *†

10.28	Amended and Restated Coke Purchase Agreement, dated as of February 19, 1998, by and between Indiana Harbor Coke Company, L.P. and ArcelorMittal USA Inc. (f/k/a Inland Steel Company) †

10.29	Amendment No. 1 to Amended and Restated Coke Purchase Agreement, dated as of November 22, 2000, by and between Indiana Harbor Coke Company, L.P., a subsidiary of the Company, and ArcelorMittal USA Inc. (f/k/a Inland Steel Company)*

10.30	Amendment No. 2 to Amended and Restated Coke Purchase Agreement, dated as of March 31, 2001, by and between Indiana Harbor Coke Company, L.P. and ArcelorMittal USA Inc. (f/k/a Inland Steel Company) *†

10.31	Supplement to Amended and Restated Coke Purchase Agreement, dated as of February 3, 2011, by and between Indiana Harbor Coke Company, L.P. and ArcelorMittal USA Inc. (f/k/a Inland Steel Company) *†

10.32	Coke Sale and Feed Water Processing Agreement, dated as of February 28, 2008, by and between Gateway Energy & Coke Company, LLC and United States Steel Corporation †

10.33	Amendment No. 1 to Coke Sale and Feed Water Processing Agreement, dated as of November 1, 2010, by and between Gateway Energy & Coke Company, LLC and United States Steel Corporation *†

10.34	Amended and Restated Coke Purchase Agreement, dated as of September 1, 2009, by and between Middletown Coke Company, LLC, a subsidiary of the Company and AK Steel Corporation *†

10.35	SunCoke Energy, Inc. Deferred Compensation Plan, effective as of June 1, 2011*

10.36	SunCoke Energy, Inc. Retainer Stock Plan for Outside Directors, effective as of June 1, 2011*

21.1	Subsidiaries of the Registrant*

23.1	Consent of Ernst & Young LLP*

23.2	Consent of Wachtell, Lipton, Rosen & Katz (contained in its opinion filed as Exhibit 5.1 hereto)*

23.3	Consent of Marshall Miller & Associates, Inc.*

24.1	Powers of Attorney *

24.2	Powers of Attorney*

*	Previously filed
†	Certain portions have been omitted pursuant to a pending confidential treatment request. Omitted information has been separately filed with the Securities and Exchange Commission.